SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM 8-K
                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

                  September 21, 2001 (September 21, 2001)
                --------------------------------------------
              Date of Report (Date of earliest event reported)

                              RCN Corporation
           -----------------------------------------------------
           (Exact name of Registrant as specified in its charter)


         Delaware                    0-22825                    22-3498533
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       (State of             (Commission File No.)            (IRS Employer
    Incorporation)                                       Identification Number)



                            105 Carnegie Center
                          Princeton, NJ 08540-6215
        ------------------------------------------------------------
        (Address of principal executive offices, including zip code)


                               (609) 734-3700
            ----------------------------------------------------
            (Registrant's telephone number, including area code)


                               Not Applicable
       ------------------------------------------------------------
       (Former name or former address, if changed since last report)



Item 5.       Other Events

         On September 21, 2001, RCN Finance, LLC, a wholly owned subsidiary of RCN Corporation ("RCN"), commenced five separate tender offers for certain of RCN's outstanding senior notes. A press release with respect thereto is attached hereto as Exhibit 99.1.

 Item 7.      Financial Statements, Pro Forma Financial Information and
              Exhibits.

         (a)  Exhibits

         Exhibit 99.1 RCN Corporation Press Release dated September 21,
2001.



                                 SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        RCN Corporation


                                        By:  /s/ John J. Jones
                                            -------------------------------
                                        Name:    John J. Jones
                                        Title:   Executive Vice President,
                                                 General Counsel
                                                 and Corporate Secretary

Date:  September 21, 2001




                               EXHIBIT INDEX


Exhibit
   No.

99.1     RCN Corporation Press Release dated September 21, 2001.




                    RCN ANNOUNCES MODIFIED DUTCH AUCTION
             TENDER OFFERS FOR A PORTION OF ITS DEBT SECURITIES

         PRINCETON, N.J., September 21, 2001 -- RCN Corporation (Nasdaq:
RCNC) announced today that RCN Finance, LLC, a wholly owned subsidiary of RCN, has commenced "Modified Dutch Auction" tender offers for certain of RCN's Senior Notes described below. RCN Finance is making a separate offer with respect to each series of such Notes, and no offer is conditioned on the consummation of any other offer. RCN Finance reserves the right to close any offer upon satisfaction or waiver of the conditions thereto and to extend or amend any other offer in accordance with the terms thereof.

         RCN Finance is offering to purchase for cash, at prices designated by the holders within the ranges specified below, certain of RCN's 10% Senior Notes due 2007, 10-1/8% Senior Notes due 2010, 9.80% Senior Discount Notes due 2008, 11% Senior Discount Notes due 2008 and 11-1/8% Senior Discount Notes due 2007. RCN Finance will accept such tenders as will result in up to an aggregate of approximately $250 million being spent to purchase Notes. A separate offer is being made with respect to each series of Notes. The following table sets forth, for each offer, (1) the range of prices (per $1,000 principal amount of Notes) at which RCN Finance will accept tenders of the applicable series of Notes, (2) the aggregate outstanding principal amount (or principal amount at maturity, as applicable) of the applicable series of Notes and (3) the aggregate principal amount (or principal amount at maturity, as applicable) of the applicable series of Notes that RCN Finance is offering to purchase, assuming the purchase by RCN Finance of such Notes at the lowest price in the range of prices specified.


                                                              Aggregate Outstanding           Maximum Principal
                                           Price Range         Principal Amount or           Amount or Principal
Series of Notes                            (per $1000)     Principal Amount at Maturity    Amount at Maturity Sought
---------------                            -----------      ----------------------------   -------------------------
                                                                  (in millions)                  (in millions)
10% Senior Notes                           $280 - $350                 $204                          $179
10-1/8% Senior Notes                       $290 - $360                 $352                          $310
9.80% Senior Discount Notes                $190 - $250                 $531                          $184
11% Senior Discount Notes                  $190 - $250                 $224                          $ 79
11-1/8% Senior Discount Notes              $190 - $250                 $568                          $316

         The funds required for RCN Finance to consummate the offers will be contributed to RCN Finance by RCN from its available cash.

         Under the "Modified Dutch Auction" procedure, at the applicable expiration of an offer, RCN Finance will accept tendered Notes in such offer in the order of the lowest to the highest tender prices specified by tendering holders within the applicable price range for the applicable series of Notes, and will select the single lowest price so specified (with respect to such series, the "Purchase Price") that will enable RCN Finance to purchase notes for consideration equal to the maximum consideration available for that series (or, if Notes of that series are tendered (and not withdrawn) for less than the maximum consideration available for that series, all Notes of that series so tendered). RCN Finance will pay the same Purchase Price for all Notes of a given series that are tendered at or below the Purchase Price for that series, upon the terms and subject to the conditions of the applicable offer, including the proration terms for that offer. If the aggregate principal amount (or principal amount at maturity, as applicable) of Notes tendered pursuant to an offer at the Purchase Price exceeds the maximum amount of Notes that may be accepted by RCN Finance at the Purchase Price under the foregoing procedure, all securities tendered at prices below the applicable Purchase Price will be accepted first, and then acceptances of tenders at the Purchase Price will be allocated among holders of the applicable series of Notes on a pro rata basis according to the principal amount so tendered.

         The terms and conditions of each offer are set forth in RCN Finance's Offers to Purchase, dated September 21, 2001. Subject to applicable law, RCN Finance may, in its sole discretion, waive any condition applicable to any offer or extend or terminate or otherwise amend any offer.

         No offer is conditioned on the consummation of any other offer, and no offer has a condition that a minimum principal amount (or principal amount at maturity, as applicable) of Notes be tendered in that offer. The consummation of each offer is subject to customary conditions.

         Each offer will expire at 12:00 Midnight, New York City time, on October 19, 2001, unless extended. Notes tendered pursuant to an offer may be withdrawn at any time prior to the applicable expiration date.

         This announcement is not an offer to purchase, a solicitation of an offer to purchase, or a solicitation of an offer to sell securities, with respect to any Notes. Each offer may only be made pursuant to the terms of the Offers to Purchase and related Letter of Transmittal.

         Morgan Stanley & Co. Incorporated, J.P. Morgan Securities Inc. and Greenhill & Co., LLC are the dealer managers and Mellon Investor Services LLC is both the information agent and the depositary in connection with the tender offers. Copies of the Offers to Purchase, Letter of Transmittal and related documents may be obtained from the information agent at (888) 566-9474. Additional information concerning the terms of the tender offers may be obtained by contacting Morgan Stanley & Co. Incorporated at (877) 445-0397, J.P. Morgan Securities Inc. at (800) 245-8812 or Greenhill & Co. at (888) 504-7336.

About RCN

         RCN Corporation (Nasdaq: RCNC) is the nation's first and largest facilities-based competitive provider of bundled phone, cable and high speed Internet services delivered over its own fiber-optic local network to consumers in the most densely populated markets in the U.S. RCN has more than one million customer connections and provides service in the Boston, New York, Philadelphia/Lehigh Valley, Chicago, San Francisco, Los Angeles and Washington D.C. metropolitan markets.

         RCN's Megaband(TM) Network is a unique broadband fiber-optic platform capable of offering a full suite of communications services -- including fully featured voice, video and high-speed Internet -- to residential customers. The network employs SONET ring backbone architecture, and localized nodes built to ensure RCN's state-of-the-art fiber optics travel to within 900 feet of RCN customers, with fewer electronics and lower maintenance costs than existing local networks. RCN's high-capacity local fiber-optic networks target densely populated areas comprising 44% of the US residential communications market spread over just 6% of its geography.


Forward- Looking Statements

         Some of the statements made by RCN in this press release are forward-looking in nature. Actual results may differ materially from those projected in forward-looking statements as a result of a number of factors. RCN believes that the primary factors include, but are not limited to uncertainties relating to economic conditions, acquisitions and divestitures, government and regulatory policies, the pricing and availability of equipment, materials, inventory and programming, RCN's ability to develop and penetrate existing and new markets, technological developments and changes in the competitive environment in which RCN operates and RCN's ability to satisfy the conditions to the private placement and related debt repurchase. Additional information concerning these and other important factors can be found in RCN's filings with the Securities and Exchange Commission. Statements in this release should be evaluated in light of these important factors.

Contact:

Valerie Haertel, RCN Investor Relations, (609) 734-3816